Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-157288) pertaining to the Patriot Coal Corporation 401(k) Retirement Plan of our report dated June 24, 2010, with respect to the financial statements and schedule of the Patriot Coal Corporation 401(k) Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

St. Louis, Missouri
June 24, 2010